UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 12, 2004

CONNETICS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-27406	94-3173928

(State or Other	(Commission File	(IRS Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

3290 West Bayshore Road, Palo Alto, California	94303

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 843-2800

Item 5. Other Events.

     On February 12, 2004, Connetics Corporation (the “Company”) announced that it had entered into definitive agreements with independent accredited institutional investors relating to a private placement of 3.0 million shares of common stock of the Company at a price of $20.25 per share for aggregate gross proceeds of approximately $60.8 million. The Company intends to use the net proceeds of approximately $56.7 million to partially pay for the recently announced pending acquisition of Soriatane®- brand acitretin, and for general corporate purposes, including working capital.

     The Company does not intend to incur any indebtedness under its $30 million Credit and Guaranty Agreement with Goldman Sachs Credit Partners L.P., dated as of February 6, 2004, in connection with the pending acquisition of Soriatane.

     A copy of the press release relating to the private placement is attached as Exhibit 99.1 and is incorporated into this Item 5.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits

Exhibit No.	Description

99.1	Press Release dated February 12, 2004

2

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONNETICS CORPORATION

By:	/s/ Katrina J. Church

Katrina J. Church
Executive Vice President, Legal Affairs,
General Counsel and Secretary

Date: February 13, 2004

3

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release dated February 12, 2004